Exhibit 99.1

Feihe International Announces Record Date and Meeting Date for Special Meeting of Shareholders

BEIJING, May 20, 2013 – Feihe International, Inc. (NYSE: ADY) (“Feihe” or the “Company”), one of the leading producers and distributors of premium infant formula, milk power and soybean, rice and walnut products in China, today announced that the Company has called a special meeting of the shareholders (the “Special Meeting”), to be held on June 26, 2013, at 10:30 a.m. (Beijing time), at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China, 100016, to consider and vote on the proposal to approve the previously announced Agreement and Plan of Merger, dated March 3, 2013 (the “Merger Agreement”), by and among Diamond Infant Formula Holding Limited, Platinum Infant Formula Holding Limited (the “Parent”), Infant Formula Merger Sub Holding Inc. (the “Merger Sub”) and the Company.

Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company after the merger as a wholly owned subsidiary of Parent (the “Merger”). If completed, the proposed Merger will result in the Company becoming a privately-held company and the common stock of the Company will no longer be listed on the New York Stock Exchange. The Company’s board of directors, acting upon the unanimous recommendation of the special committee formed by the board of directors, approved the Merger Agreement and resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement.

Shareholders of record as of the close of business on May 20, 2013, the record date for the Special Meeting, are entitled to receive notice of the Special Meeting and to vote the shares of common stock of the Company owned by them at the Special Meeting. Additional information regarding the Special Meeting and the Merger Agreement can be found in the transaction statement on Schedule 13E-3 and the definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on May 20, 2013, which can be obtained, along with other filings containing information about the Company, the proposed Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. In addition, holders of shares of common stock of the Company as of the record date will receive the definitive proxy statement by mail. Requests for additional copies of the definitive proxy statement should be directed to Innisfree M&A Incorporated, the Company’s proxy solicitor, at 1-888-750-5834 (toll-free from the US and Canada) or 1-412-232-3651 (from other countries). INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER AND RELATED MATTERS.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that have been or will be made with the SEC.

About Feihe International, Inc.

Feihe International, Inc. (NYSE: ADY) is one of the leading producers and distributors of premium infant formula, milk powder, packed milk and soybean, rice and walnut products in the People’s Republic of China. Feihe International conducts operations in China through its wholly owned subsidiary, Feihe Dairy, and other subsidiaries. Founded in 1962, Feihe Dairy is headquartered in Beijing, China, and has processing and distribution facilities in Kedong, Qiqihaer, Gannan, Longjiang, Shanxi. Using proprietary processing techniques, Feihe International makes products that are specially formulated for particular ages, dietary needs and health concerns. Feihe International has over 200 company-owned milk collection stations, five production facilities with an aggregate milk powder production capacity of approximately 2,020 tons per day and an extensive distribution network that reaches over 100,000 retail outlets throughout China. For more information about Feihe International, Inc., please visit http://ady.feihe.com.

Cautionary Note Regarding Forward-Looking Statements

This document may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning expected benefits and costs of the proposed Merger; management plans relating to the Merger; the expected timing of the completion of the Merger; the parties’ ability to complete the Merger considering the various closing conditions, including any conditions related to regulatory approvals, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will,” “should,” “may,” “believes,” “expects” or similar expressions. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company’s control and based upon premises with respect to future business decisions, which are subject to change. The Company assumes no obligation to update any such forward-looking statements.

For more information, please contact:

Renee Ren

+86-10-8457-4688 x8810

renyi@feihe.com